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                                                                    NEWS RELEASE
                                                        Media Inquiries Contact:
                                                          Odetics: Anne M. Warde
                                                                  (714) 780-7813
                                              For Financial Information Contact:
                                                          Odetics: Gregory Miner
                                                              Vice President/COO
                                                                    714-774-5000
                                              Home Page: http://www.odetics.com/


FOR IMMEDIATE RELEASE


                 ODETICS INC. ACQUIRES VIDEO BROWSING COMPANY


ANAHEIM, CALIFORNIA--SEPTEMBER 25, 1998--Odetics, Inc. (NASDAQ: ODETA & ODETB) announced today the acquisition of International Media Integration Services Limited (IMIS), a UK-based developer of video browsers for the broadcast television and media industry. The stock-for-stock acquisition significantly increases the capability of the Odetics Broadcast division by adding a critical piece to their facility management strategy.

     Odetics Broadcast and IMIS have a long standing relationship and have previously collaborated on developing numerous products for the broadcast market. The companies most recent collaboration, the Bowser(TM) Visual Asset Manager, was launched in April of this year and represents a major breakthrough in desktop PC-based video browsing for asset management. This revolutionary system allows users to find, track and view video material over a standard TCP/IP based corporate intranet or the Internet.

     "Video browsing is essential for efficient and effective media management both now and most certainly in the total digital media environment of the future", said Timothy Crabtree, vice president and general manager of Odetics Broadcast. "With the acquisition of IMIS, Odetics

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Broadcast strengthens its market position in broadcast automation and demonstrates its commitment to provide complete facility management solutions for broadcast applications," Crabtree continued.

                                    -more-


2/2/2 Odetics Acquires IMIS

     With systems installed in over 35 countries around the world, Odetics Broadcast is one of the industry's leading suppliers of multichannel video management systems, including hierarchical storage systems and innovative client/server-software-based facility management solutions. The acquisition of IMIS adds unique expertise in the development and support of integrated solutions for broadcasters. This expertise has been established through the development of a number of interfaces between systems from Odetics Broadcast and third-parties, such as traffic and scheduling, automation and market research systems vendors.

     Odetics Broadcast, a division of Odetics, Inc., has a world-wide installed base of more than 400 video management systems and has provided industry leadership for more than a decade by delivering reliable, on-air presentation and facility management solutions for the broadcast market. Odetics Broadcast is credited with introducing the concept of hierarchical video management combining the advantages of tape libraries with the speed and immediacy of video servers. Odetics Broadcast developed the first large robotics management system for the television industry in 1985 and received an Emmy Award in 1990 for this contribution to the industry.

     Odetics, Inc. is a leading supplier of communications equipment for the television broadcast, video security, telecommunications and intelligent transportation systems markets. Odetics' headquarters are located in Anaheim, Calif., with additional operations in Europe and Asia. For more information about Odetics, its subsidiaries and divisions, please refer to the Odetics web site at http://www.odetics.com


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IMPORTANT NOTICE:

     This news release contains statements which may be deemed to be forward looking. Actual results could differ materially from those projected in the forward-looking statements as a result of risk factors such as: company integration issues between Odetics Broadcast and IMIS, short product lives, technological shifts, current technical issues that cannot be resolved on a timely basis, component availability, competition (including new and directly competitive products from others), pricing pressures, incorrect assumptions regarding market demand, and the significant uncertainty of market acceptance of new products by both distributors and end-user customers, and the inability of the Company to execute its incubator strategy including the completion of initial public offerings of its subsidiaries.
     Investors are strongly encouraged to review the risk factors set forth in the company's last filed Forms 10-K and 10-Q.

                                     -30-